NEWS RELEASE

     [LETTERHEAD OF WASHINGTON REAL ESTATE INVESTMENT TRUST APPEARS HERE]


CONTACT:                       6110 Executive Boulevard             Listed: NYSE
Larry E. Finger                        Suite 800             Trading Symbol: WRE
Senior V.P. - C.F.O.           Rockville, Maryland 20852   Newspaper Quote: WRIT
Direct Dial: (301) 255-0820        Tel 301-984-9400             www.washreit.com
E-Mail:  lfinger@washreit.com      Fax 301-984-9610             ----------------
         --------------------

FOR IMMEDIATE RELEASE                                             April 26, 1999
Page 1 of 6


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                     1st Quarter 1999 FFO Per Share Up 6%


Washington Real Estate Investment Trust (WRIT) reported today that Funds From Operations (FFO) increased 5% to $12,900,000 for the quarter ended March 31, 1999 from $12,227,000 for the quarter ended March 31, 1998. FFO per share increased 6% to $0.36 in the first quarter of 1999 from $0.34 in the first quarter of 1998. Funds From Operations (FFO) is the primary performance measure for the REIT industry.

Edmund B. Cronin, Jr., President and CEO, stated that WRIT's FFO growth is due to the strong performance of recent acquisitions combined with core portfolio net operating income increases of 4%, and reduced general and administrative expenses. WRIT's core portfolio excludes properties not owned for the entirety of both periods being compared.

WRIT's Q1 1999 vs. Q1 1998 FFO per share growth was reduced by two temporary factors. In 1999, WRIT incurred significantly higher snow removal and utility costs as compared to 1998's very mild winter. In addition, Q1 1999 earnings were reduced by the fact that $22 Million in proceeds from first quarter property dispositions had not yet been reinvested. Subsequent to the quarter end, $7.5 Million of these proceeds was reinvested in Sully Square, a 95,000 square foot industrial property anticipated to produce a first year return on investment of 9.9%. WRIT anticipates investing the balance of the proceeds during the second quarter.

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 53 properties consisting of 12 retail centers, 18 office buildings, 8 apartment properties and 15 industrial/flex properties.

                                   CONTINUED

FOR IMMEDIATE RELEASE                                             April 26, 1999
Page 2 of 6


WRIT has paid consecutive quarterly dividends to its shareholders for 36 years and the annual dividend paid has increased every year for the past 28 years. WRIT's shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions and changes in general economic conditions.


                                   CONTINUED

FOR IMMEDIATE RELEASE                                             April 26, 1999
Page 3 of 6


                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                              FINANCIAL HIGHLIGHTS
                      (in thousands except per share data)


                                                  Quarter Ended March 31,
                                                  -----------------------
OPERATING RESULTS                                  1999             1998
-------------------------------------------   -------------    -------------

Real estate rental revenue                          $27,654          $24,501
Real estate expenses                                 (8,423)          (7,149)
                                              -------------    -------------
                                                     19,231           17,352
Real estate depreciation and amortization            (4,451)          (3,641)
                                              -------------    -------------
Income from real estate                             $14,780          $13,711

Other income                                            204              230
Interest expense                                     (5,220)          (3,778)
General and administrative                           (1,315)          (1,527)
                                              -------------    -------------

Income before gain on sale of real estate            $8,449           $8,636
                                              -------------    -------------

Gain on sale of real estate                           7,909            5,863
                                              -------------    -------------

Net Income                                          $16,358          $14,499
                                              =============    =============

Income before gain on real estate per share           $0.24            $0.24
                                              =============    =============

Net income per share                                  $0.46            $0.41
                                              =============    =============

Income before gain on sale of real estate            $8,449           $8,636

Real estate depreciation and amortization             4,451            3,641
                                              -------------    -------------

Funds from operations                               $12,900          $12,227
                                              =============    =============

Funds from operations per share                       $0.36            $0.34
                                              =============    =============

Dividends paid per share                              $0.28            $0.27
                                              =============    =============

Weighted average shares outstanding              35,708,178       35,683,987

                                                  AS OF            AS OF
BALANCE SHEET DATA                           March 31, 1999   March 31, 1998
------------------                           --------------   --------------

Cash and temporary investments                      $23,773           $4,595
Real estate assets, at cost (1)                     593,801          598,874
Total assets, at cost (1)                           639,409          627,008
Lines of credit payable                              54,000           44,000
Mortgage notes payable                               28,779           28,912
Notes payable                                       210,000          210,000
Total liabilities                                   308,408          303,447
Shareholders' equity                                260,365          253,733
Shareholders' equity, at cost (1)                  $329,471         $322,034

(1) At cost means adding back accumulated depreciation.

                                   CONTINUED

Washington Real Estate Investment Trust
Q1 1999 Supplemental Disclosures
Page 4 of 6


Core Portfolio Operating Income (NOI) Growth, Rental Rate Growth and Operating
------------------------------------------------------------------------------
Expense Increase By Sector - 1st Quarter 1999 vs. 1st Quarter 1998
------------------------------------------------------------------

                                                  Rental Rate       Operating
Sector                             NOI Growth        Growth       Exp. Increase
------                             ----------        ------       -------------

Apartments                            1.4%            3.8%            10.7%
Office Buildings                      3.8%            4.2%             7.0%
Retail Centers                        6.7%            2.6%             7.9%
Industrial/Flex Centers               8.0%            4.7%            10.0%
                                      ----            ----            -----

Overall Core Portfolio                4.3%            3.9%             8.3%


Core Portfolio & Overall Occupancy Levels By Sector
---------------------------------------------------

                                     Core Portfolio          All Properties
                             ---------------------------------------------------
                                  1st QTR     1st QTR     1st QTR    1st QTR
Sector                              1999       1998        1999        1998
------                              ----       ----        ----        ----

Apartments                         95.4%       94.8%       95.4%      94.8%
Office Buildings                   98.5%       96.4%       98.4%      96.4%
Retail Centers                     93.9%       95.9%       94.2%      95.4%
Industrial/Flex Centers            94.6%       95.5%       93.6%      95.3%
                                   -----       -----       -----      -----

Overall Portfolio                  96.7%       95.8%       96.5%      95.8%


Q1 1999 Commercial Leasing Activity
-----------------------------------

In Q1 1999, WRIT executed leases for 149,435 square feet of commercial space at a weighted average initial face rate of $15.16 psf. This represents an increase of 11.8% ($1.61 psf) over the prior rent in place on a cash, i.e., non-straight
                                                  -----------------------------
line basis. Details by sector are as follows:
----------

                                Previous            New
Sector           Square Feet    Face Rent     Face Rent   $ Increase  % Increase
------           -----------    ---------     ---------   ----------  ----------

Office                62,235      $ 20.59       $ 22.52       $ 1.93       9.4%
Retail                20,913        18.50         22.32         3.82      20.6%
Industrial/Flex       66,287         5.39          6.00          .61      11.3%
                      ------         ----          ----          ---      -----

Overall              149,435      $ 13.56       $ 15.16       $ 1.61      11.8%

                                   CONTINUED

Washington Real Estate Investment Trust
Q1 1999 Supplemental Disclosures
Page 5 of 6


Q1 1999 Commercial Leasing Activity (contd.)
--------------------------------------------

Sector                        Avg Term           Avg Size            Avg TI
------                        --------           --------            ------

Office                             2.5              1,682             $2.40
Retail                             3.7              1,307              0.00
Industrial/Flex                    3.2              4,735               .99
                                   ---              -----             -----

Overall                            3.0              2,230             $1.44


Northern Virginia Industrial Park Update. On May 22, 1998 WRIT acquired the 790,000 square foot Northern Virginia Industrial Park (NVIP). At acquisition, the property was 82.8% leased at an average per square foot rent of $4.25 NNN. WRIT previously disclosed that the property had been under-managed and that the market vacancy rate was approximately 1/2 the project vacancy rate. In addition, WRIT indicated that market rents for the property, in a well managed condition, would range from $5.00 to $5.50 NNN, depending on the interior office build-out of the various spaces.

As of March 31, 1999, i.e., in the 10 months since acquisition, WRIT has executed leases for 206,000 square feet at a weighted average $5.44 NNN psf. This average rent is 27% over the average rent in the park at acquisition. NVIP was 86% leased as of 3/31/99.


Q1 1999 Acquisitions
--------------------

Dulles South IV, two flex/warehouse buildings containing 83,000 rentable square feet in Chantilly, VA, was acquired for $6.84 Million, all cash, on 1/28/99. The buildings are 100% leased and in excellent physical condition. Dulles South IV is anticipated to produce a first year cash return on investment of over 10%.

The property is located in the fully completed Sullyfield Business Park, which contains approximately 1.6 million square feet in 28 buildings. The Park lies directly across Route 50 from Dulles Business Park, another master-planned park containing the 92,000-square foot Earhart Building, a 100% leased flex building purchased by WRIT in December 1996.

Approximately $1.75 Million of the cash required for this purchase was provided by WRIT's recent sale of the Dover Mart Shopping Center, thereby allowing WRIT to defer recognition of the Dover Mart gain on sale for tax purposes.

                                    CONTINUED

Washington Real Estate Investment Trust
Q1 1999 Supplemental Disclosures
Page 6 of 6


Q1 1999 Dispositions
--------------------

Pursuant to our strategic plan to dispose of properties which do not fit our long-term objectives, on February 8, 1999 WRIT sold 444 N. Frederick Road, a 67,000 square foot office building in Gaithersburg, Maryland, 4420 N. Fairfax Drive, a 67,000 square foot office building located in Arlington, Virginia and 5285 Port Royal Road, a 109,000 square foot industrial distribution facility in Springfield, Virginia, for $22.5 Million. On February 26, 1999 WRIT sold 3525 V Street, NE, Washington, DC, a 30,800 square foot industrial distribution facility for $600,000. These sales resulted in a $7.9 Million gain.

WRIT anticipates that these sales will be the first step of a tax-deferred exchange whereby WRIT reinvests the sales proceeds on a tax-free basis in other real estate properties.

WRIT's strategic disposition plan commenced in 1998 and has thus far resulted in the sale of seven properties for a total of $34.5 Million, yielding a gain of $14.9 Million.

                                      END